                                                                     EXHIBIT B-1
                                                                     -----------



                            FORM OF REVOLVING NOTE
                            ----------------------


$___________                                                  New York, New York
                                                               ________ __, 1996


          FOR VALUE RECEIVED, AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to __________ or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Final Maturity Date (as defined in the Agreement referred to below) the principal sum of _____________ DOLLARS ($__________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of July 8, 1996, among American Pad & Paper Company, WR Acquisition, Inc., the Borrower, the lenders from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, as provided in the Agreement, and Revolving Loans may be converted from one Type (as defined in the Agreement) into another Type to the extent provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-1
                                                                          Page 2



          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       AMERICAN PAD & PAPER COMPANY OF
                                         DELAWARE, INC.



                                       By____________________________
                                        Title:

                                                                     EXHIBIT B-2
                                                                     -----------



                            FORM OF SWINGLINE NOTE
                            ----------------------


$10,000,000                                                   New York, New York
                                                               ________ __, 1996


          FOR VALUE RECEIVED, AMERICAN PAD & PAPER COMPANY OF DELAWARE, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to BANKERS TRUST COMPANY or its registered assigns (the "Bank"), in lawful money of the United States of America in immediately available funds, at the office of Bankers Trust Company (the "Agent") located at One Bankers Trust Plaza, New York, New York 10006 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of TEN MILLION DOLLARS ($10,000,000) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Bank pursuant to the Agreement.

          The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

          This Note is the Swingline Note referred to in the Credit Agreement, dated as of July 8, 1996, among American Pad & Paper Company, WR Acquisition, Inc., the Borrower, the lenders from time to time party thereto (including the Bank) and the Agent (as amended, modified or supplemented from time to time, the "Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (as defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Agreement.

          In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                     EXHIBIT B-2
                                                                          Page 2



          The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

          THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

                                       AMERICAN PAD & PAPER COMPANY
                                         OF DELAWARE, INC.



                                       By________________________________
                                        Title: